Exhibit 99.1

AGREEMENT AND GENERAL RELEASE

This AGREEMENT AND GENERAL RELEASE (the “Agreement”), dated as of October 1, 2004, is by and between Richard L. Kerr (“Executive”) and IMCO Recycling Inc. (“IMCO,” or the “Company”) (collectively, the “Parties”).

WHEREAS, Executive has served as Chief Executive Officer for the Company on an interim basis since April 12, 2004; and

WHEREAS, IMCO and Commonwealth Industries, Inc. (“Commonwealth”) have executed and delivered that certain Agreement and Plan of Merger dated as of June 16, 2004, as it may be amended (the “Merger Agreement”) pursuant to which an indirect wholly owned subsidiary of IMCO will merge with and into Commonwealth, whereby Commonwealth will become an indirect wholly owned subsidiary of IMCO (the “Merger”); and

WHEREAS, Executive has determined that he would like to retire from IMCO and resign as an officer and employee of IMCO and the other Employer Entities (as defined below), effective upon the completion of the Merger, and IMCO has agreed to such an amicable termination of employment of Executive effective as of such time, all on the terms and subject to the conditions of this Agreement;

THEREFORE, in consideration of the promises, the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Employer Entity. As used in this Agreement, the term “Employer Entity” shall include IMCO, Commonwealth, IMCO Management Partnership L.P., and their respective trusts and plans, direct or indirect subsidiaries, affiliates and related companies or entities, regardless of its or their form of business organization.

2. Effective Date. The “Effective Date” shall mean the date on which the “Effective Time” (as defined in the Merger Agreement) of the Merger occurs. In the event the Effective Date shall not occur by January 31, 2005, then this Agreement shall be null and void ab initio and of no further force and effect.

3. Executive’s Covenant to Provide Aid in Transition. Executive agrees to promote aggressively (i) the value of the IMCO-Commonwealth combination and the other transactions contemplated by the Merger, and (ii) the leadership transition with IMCO’s management and staff. Executive further agrees to work to ensure a smooth transition of customer and industry relationships to IMCO’s successor executive and operational management. Subsequent to the Effective Date, Executive shall comply with this provision within the time and compensation parameters set forth in paragraph 4(b) herein.

4. Severance Payment, Consulting Relationship, Certain Benefits, Etc. Subject in all respects to the continuing satisfaction of the terms and conditions of this Agreement by

Executive and subject to the condition that Executive has not revoked any portion of this Agreement during the seven-day revocation period described in Paragraph 12 below:

        a. Cash Compensation. The Company shall pay to Executive the sum of $1,950,000, which is comprised of (i) a $1,700,000 cash severance payment; and (ii) a $250,000 special recognition cash bonus for Executive’s service as interim Chief Executive Officer. These two amounts are referred to together herein as the “Cash Compensation.” The Company shall pay the Cash Compensation to Executive in a lump sum within three (3) business days following the expiration of the revocation period stated in Paragraph 12.

        b. Consulting Engagement. Executive agrees to be available to serve as an independent contractor and consultant of the Company for a period beginning on the Effective Date and ending on December 31, 2005, in exchange for a payment of $18,000 per month (the “Base Consulting Fee”), payable on the last day of every month during such period (the “Consulting Engagement”). Executive shall perform such services, if any, as are reasonably assigned to him by the Chief Executive Officer of the Company (or his/her designee), at an expected time commitment of up to twenty (20) hours per week. In the event that Executive works more than twenty (20) hours in any given week, the Company shall pay Executive $250.00 per hour (i.e., a daily rate of $2,000 per day) for hours worked (or while traveling in connection with such work) over and above such twenty (20) hour total. If Executive is asked to render consulting services, Executive will maintain records reflecting the work performed, and submit monthly reports in sufficient detail reflecting the work performed and the times and days of performance. However, the Base Consulting Fee shall be payable to Executive even if no services are assigned to Executive. The Company shall reimburse Executive for all reasonable expenses incurred by Executive in the Consulting Engagement, including but not limited to his cellular telephone and home computer expenses. However, Executive will have continued access to and use of his existing Company cell phone and the laptop computer system in connection with work performed under the Consulting Engagement. Executive will not be required to relocate from the Dallas/Fort Worth metropolitan area, although Executive acknowledges that Executive may be required to travel in connection with such services. The Company shall only be entitled to terminate its obligations to pay Executive the Base Consultation Fee during the term of the Consulting Engagement in the event that Executive commits a material breach of this Agreement.

        c. Benefits. For the lesser of (1) a period of thirty-six (36) months after the Effective Date; or (2) until Executive obtains comparable coverage under a subsequent employer’s benefit plan or plans, Executive will be entitled to continue to participate on the same basis that he is currently participating as of the date hereof in IMCO’s medical, hospitalization and dental welfare benefit plans, provided that his continued participation is permitted under the terms and provisions of the applicable plan, program and/or policy. Executive shall be entitled to participate in the 2004 profit share elective contribution in the Company’s 401(k) plan. Except as otherwise expressly provided in this Agreement, Executive’s participation in other benefit or compensation plans of IMCO shall be terminated as of the Effective Date. In the event Executive’s participation in IMCO’s major medical plan, which includes hospital, physician, prescription drugs and dental benefits, or any such similar plan, program, or policy, is not permitted, IMCO or another Employer Entity shall arrange to provide Executive with benefits substantially similar to and on the same basis as those which he would receive under such plans, programs and policies. The benefits provided during the period of coverage under this sub-paragraph shall offset any period of coverage in which Executive or his dependents may be entitled under the Consolidated Omnibus Budget Reconciliation Act of 1985.

        d. Tax Preparation and Financial Planning Services. The Company shall reimburse Executive for (i) tax preparation and financial planning services rendered to Executive for calendar years 2004 and 2005, at a cost not to exceed $5,000 per year; and (ii) one annual physical examination each year for calendar years 2005 and 2006 at the Cooper Clinic in Dallas, Texas, on the same basis as provided to Executive in 2004.

        e. Accrued Vacation and Conference Expenses. The Company shall pay Executive $50,670 for accrued vacation for 2004. If not then still in the employ of the Company, the Company shall also reimburse the reasonable expenses incurred by Executive for his attendance on behalf of the Company at the Aluminum Association national meeting October 18-19, 2004. The time spent by Executive attending this meeting shall be counted against his consultation obligation stated in Paragraph 4(b) herein. The Company agrees to reimburse Executive up to $3,500 for the legal and accounting fees incurred by Executive in connection with the negotiation and preparation of this Agreement.

5. Performance Share Units and Equity Awards.

        a. Performance Share Units. Following the Effective Date, the Performance Share Units (“PSUs”) listed on Exhibit A attached hereto (which is incorporated by reference herein), granted to Executive pursuant to the IMCO 1999 Performance Share Unit Plan (the “PSU Plan”), shall remain in effect, but subject to the terms and conditions of the PSU Plan and Executive’s applicable Performance Share Award Agreements, and any payments with respect to such PSUs shall be made to Executive only if and to the extent provided in the PSU Plan and the applicable Performance Share Award Agreement. With respect to such PSUs, a “retirement” as defined in such PSU Plan shall be deemed to occur as of the Effective Date.

        b. Restricted Stock and Restricted Stock Units. Within three (3) business days after the Effective Date, the Company shall take appropriate action to cause to be delivered to Executive a certificate or certificates evidencing (i) 90,000 shares of IMCO common stock in accordance with the terms of his Restricted Stock Award Agreement dated as of February 1, 2001 by and between Executive and IMCO, and (ii) 50,000 shares of IMCO common stock in respect of restricted stock units under his Restricted Stock Unit Agreement(s), in accordance with the terms of IMCO’s Amended and Restated 2000 Restricted Stock Plan. Such shares of common stock upon delivery will be subject only to the following restrictions: (1) the restrictions set forth in Paragraph 12 hereof and (2) applicable restrictions on sale and transfer under the Securities Act of 1933, as amended (the “Securities Act”). With respect to the shares of common stock in respect of Executive’s restricted stock units, an “early retirement” as determined by the Compensation Committee of IMCO’s Board of Directors shall be deemed to have occurred as of the Effective Date in accordance with the terms of IMCO’s Amended and Restated 2000 Restricted Stock Plan.

        c. Stock Options. Executive has vested and unvested stock options to purchase 192,500 shares of common stock of IMCO (the “Options”) pursuant to the terms of the

IMCO 1992 Stock Option Plan, as amended, and/or the IMCO 1996 Annual Incentive Program, as amended, as the case may be, as set forth in Exhibit A. With respect to such Options, a retirement in accordance with Company policies shall be deemed to occur as of the Effective Date under the terms of the plans and agreements governing same, and in accordance with such terms, (i) vesting of all unvested Options shall be thereon accelerated and all such Options will be exercisable in full as of the Effective Date, and (ii) Executive will have 180 days from and after the Effective Date within which to exercise any or all of the Options (unless the term of any Options under any applicable option agreement expires before the end of such 180-day period). All Options which have not been exercised within such 180-day period, together with any and all agreements relating to such Options and any and all rights of Executive with respect thereto, shall upon the expiration of such period, be thereupon canceled and terminated in full, rendered null and void, and without any further force or effect whatsoever.

        d. Equity Awards. As a condition precedent to (i) receipt of the certificates evidencing the shares of restricted stock or shares of common stock in respect of restricted stock units or (ii) the exercise of the Options as provided in sub-paragraphs (b) and (c) above, Executive shall be required to (i) execute all documents and instruments necessary or appropriate for the exercising or vesting of the Options or shares as may be requested by the Company or required by applicable law; and (ii) pay any withholding taxes or other monetary amounts as requested by the Company or required by applicable law in connection with the exercise or vesting of the Options and/or shares, as the case may be. Prior to Executive’s execution and delivery of this Agreement, he has not previously exercised or attempted to exercise any of the Options, in whole or in part, or any other rights to the Options. As to any equity awards in any form whatsoever, including other stock options, restricted stock units, restricted stock awards, stock appreciation rights or phantom equity securities (“Equity Awards”), whether or not previously provided, granted or awarded to Executive as an employee or director of the Company or any other Employer Entity or in any other capacity, or that are not expressly listed on Exhibit A, Executive agrees that he is waiving and relinquishing all right, title and interest in and to such Equity Awards, if any.

        e. No Transfers, Assignments, Etc. Executive represents, warrants, acknowledges and agrees with the Company that, prior to his execution and delivery of this Agreement, he has not previously transferred or assigned in whole or in part, any of the Equity Awards, any right or benefit therein or thereunder, or any rights or benefits under any of the agreements evidencing same. Except as specifically set forth herein, Executive acknowledges and agrees that this Agreement shall govern and control with respect to the terms and conditions of all such Equity Awards and any and all of his rights thereto, regardless of whether such terms and conditions are in conflict with or contradict the terms hereof, and despite the terms of any such plans or agreements governing same. Executive acknowledges and agrees that except as provided in this Agreement, Executive has no right, title or interest in or to any other Equity Award(s) under any plan, contract, arrangement or understanding with any Employer Entity, or any rights to acquire from any Employer Entity any securities or property of any of the Employer Entities.

6. Compensation Release. Executive relinquishes any right, title or interest in any accrued or unaccrued bonus for fiscal year 2004, and relinquishes any right, title or interest in any other compensation, in any form whatsoever, from the Company, other than specifically provided herein; provided, however, that Executive shall be entitled to receive any accrued and unpaid portion of Executive’s annual base salary in effect on the Effective Date that has not been paid by that date. All payments and benefits hereunder shall be subject to any and all applicable withholding or other employment taxes as required by the Company.

7. Termination of Split-Dollar Life Insurance Agreement. Upon the Effective Date, Executive’s split-dollar life insurance agreement with the Company will thereupon terminate and Executive will be owner of all rights and legal obligations derived from the life insurance policy or polices covered by the agreement, with no obligation of Executive to pay to the Company any premiums previously paid by the Company. The Parties agree to cooperate and to sign any and all documents and instruments as may be required to effectuate the agreement stated in his Paragraph.

8. Full and General Release. In return for the considerations described herein, and except as otherwise expressly provided in this Agreement, effective as of the Effective Date, Executive releases, individually and collectively, each and every Employer Entity, their affiliates and their respective directors, officers, employees, agents, representatives and other persons acting on behalf of any of the Employer Entities (collectively referred to as the “Parties Released”) from any and all liabilities, demands, claims, damages, or suits of whatsoever nature that Executive may have against the Parties Released. Except as otherwise provided in this Agreement, and not by way of any limitation, Executive releases the Parties Released from all liabilities, damages, claims or suits of whatsoever nature that Executive may have against the Parties Released arising from or in any way related to his employment, any contract of employment, the termination of his employment, and service as a board member or as a shareholder, or in any other capacity with, any Employer Entity, including, but not limited to, any rights Executive may have with respect to a 2004 annual incentive bonus, and from any and all liabilities, demands, claims or suits that Executive may have against any of the Parties Released arising from any act occurring prior to the Effective Date, except that Executive does not release the Parties Released from Executive’s right as a stockholder to receive any consideration payable pursuant to the Merger Agreement. This is a full and general release of all known and unknown claims by the Executive, if any.

9. Covenant Not to Sue. Executive agrees that he will never sue any of the Parties Released concerning any claim Executive may have arising from or relating to (a) Executive’s employment with any Employer Entity, (b) the termination of Executive’s employment with Executive Entity; or (c) any rights as a stockholder of the Company with respect to events that occurred prior to the Effective Date.

10. New Consideration. Executive expressly acknowledges that Executive would not be entitled to all of the consideration described herein if Executive did not execute this Agreement and General Release that is enforceable against Executive. Executive has no agreement with any Employer Entity that gives Executive any right or claim to the consideration described herein without first providing a release to any Employer Entity and the Parties Released. There is no practice or policy of any Employer Entity that gives Executive any right or claim to the consideration described herein without providing a release to each and every Employer Entity and the Parties Released.

11. Executive’s Fair Opportunity to Review. In connection with this Agreement:

        a. Executive acknowledges that Executive has been given a full and fair opportunity to review this Agreement. Executive has read this document and Executive acknowledges that it is written in a manner that Executive can understand. Executive understands that Executive is giving a full and final release to the Parties Released and Executive declares that it is Executive’s intent to provide such a release;

        b. Executive understands that Executive has been given at least 21 days to consider whether to accept the consideration described herein in return for providing a release to each and every Employer Entity and the Parties Released;

        c. If Executive had made the decision to sign this Agreement before the expiration of 21 days, Executive certifies that the decision to provide a release before the expiration of the 21-day period was knowing and voluntary and was not induced by any Employer Entity or by any of the Parties Released through fraud, misrepresentations, a threat to withdraw or alter the offer prior to the expiration of the 21-day time period, or by providing different terms to other employees who sign the release prior to the expiration of such time period;

        d. Executive understands that this Agreement applies to any claims that Executive may have against any Employer Entity (except those under Paragraphs 4 and 5), including, but not limited to, claims under the Age Discrimination in Employment Act of 1967, 29 U.S.C. § 621 et seq., as well as any claim under the Sarbanes-Oxley Act of 2002, 15 U.S.C. § 7201, et seq.; and

        e. Each Employer Entity has specifically advised Executive to consult with an attorney of Executive’s choice before executing this Agreement and Executive states that he has counseled with an attorney.

12. Right to Revoke. Executive understands that Executive may revoke Executive’s acceptance of this Agreement at any time within seven days after Executive executes it by sending written notice to Executive’s revocation to the Company by United States mail certified, return receipt requested addressed to IMCO Recycling, Inc., Jeffrey S. Mecom, Vice President, Legal, Central Tower at Williams Square, 5215 North O’Connor Blvd., Suite 1500, Irving, Texas 75039, with a copy to Marc H. Folladori, Fulbright & Jaworski L.L.P, 1301 McKinney, Suite 5100, Houston, Texas 77010-3095. Executive further understands that, if Executive does not revoke this Agreement within seven days following its execution (excluding the date of execution), this Agreement will become effective, binding, and enforceable on the next following day, subject only to the condition subsequent set forth in Paragraph 2 hereof. Executive understands that if Executive does not sign this Agreement or if Executive revokes this Agreement under this Paragraph, Executive shall not be entitled to the consideration described in this Agreement. Executive agrees to execute and provide to the Company the Acknowledgement of Decision Not to Revoke attached hereto prior to payment of the consideration specified in Paragraphs 4 and 5 hereof.

13. Gross Up Payments.

        a. In the event that any payment or benefit (within the meaning of Section 280G of the Code), to Executive or for his benefit paid or payable or distributed or distributable (at any time or from time to time) pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his employment with the Company or a change in ownership or control of IMCO or of a substantial portion of the consolidated assets of IMCO and its subsidiaries and affiliates (herein referred to as the “IMCO Group”) (a “Payment” or “Payments”), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, being hereinafter collectively referred to as the “Excise Tax”), then Executive will be entitled to receive an additional payment or payments, as the case may be (referred to individually or collectively as a “Gross-Up Payment”) in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes and the Excise Tax, other than interest and penalties imposed by reason of Executive’s failure to file timely a tax return or pay taxes shown due on his return), including any Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

        b. An initial determination as to whether a Gross-Up Payment is required and the amount of such Gross-Up Payment shall be made at the Company’s expense by an accounting firm selected by the Company and reasonably acceptable to Executive which is designated as one of the largest national accounting firms in the United States (the “Accounting Firm”). The Accounting Firm shall provide its determination (the “Determination”), together with detailed supporting calculations and documentation to the Company and Executive within fifteen (15) days of the Date of Termination if applicable, or such other time as requested by the Company or by Executive (provided Executive reasonably believes that any of the Payments may be subject to the Excise Tax) and if the Accounting Firm determines that no Excise Tax is payable by Executive with respect to a Payment or Payments, it shall furnish Executive with an opinion reasonably acceptable to Executive that he has substantial authority not to report any Excise Tax on his federal tax return with respect to any such Payment or Payments. Within ten (10) days of the delivery of the Determination to Executive, Executive shall have the right to dispute the Determination (the “Dispute”). The Gross-Up Payment, if any, as determined pursuant to this Paragraph 13 shall be paid by the Company to Executive within five days of the receipt of the Accounting Firm’s determination. The existence of the Dispute shall not in any way affect Executive’s right to receive the Gross-Up Payment in accordance with the Determination. Upon the final resolution of a Dispute, the Company shall promptly pay to Executive any additional amount required by such resolution. If there is no Dispute, the Determination shall be binding, final and conclusive upon IMCO, the Employer Entities and Executive; provided, however, that this sentence does not limit Executive’s rights under sub-paragraph 13(c) below in the event of a claim by the Internal Revenue Service as provided in sub-paragraph 13(c).

        c. Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment hereunder of a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than thirty (30) business days after Executive knows of such claim and shall inform the Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company does not notify Executive in writing that it desires to contest such claim prior to the expiration of such period, Executive shall be paid within five (5) business days an amount equal to the Gross-Up Payment required to be paid as a result of the claim. If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall:

(i) give the Company any information reasonably requested by the Company relating to such claim,

(ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

(iii) cooperate with the Company in good faith in order to effectively contest such claim, and

(iv) permit the Company to participate in any proceedings relating to such claim, provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses.

Without limitation of the foregoing provisions of this Paragraph 13, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund, or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company’s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

        d. If, after the receipt by Executive of an amount advanced by the Company pursuant to Paragraph 13(c) above, Executive becomes entitled to receive any refund with respect to such claim, Executive shall (subject to the Company’s complying with the requirements of Paragraph 13(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to Paragraph 13(c), a determination is made that Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

14. Confidential Information. Executive acknowledges that the business and services of all Employer Entities are highly specialized and that the following information is not generally known, is highly confidential, and constitutes trade secrets: proprietary technical and business information relating to any Employer Entity’s plans, analyses or strategies concerning international or domestic acquisitions, mergers, possible acquisitions or new ventures; furnace operating, melting and processing techniques; development plans or introduction plans for products or services; unannounced products or services; operation costs; pricing of products or services; research and development; personnel information; manufacturing processes, installation, service, and distribution procedures and processes; customer lists; any know-how relating to the design, manufacture, and marketing of any Employer Entity’s services and products, including components and parts thereof; non-public information acquired by Executive concerning the requirements and specifications of any Employer Entity’s agents, vendors, contractors, customers and potential customers, non-public financial information, business and marketing plans, pricing and price lists; non-public matters relating to employee benefit plans; quotations or proposals given to agents or customers or received from suppliers; documents relating to any Employer Entity’s legal rights and obligations; the work product of any attorney employed by or retained by any Employer Entity; and any other information which is sufficiently secret to derive economic value from not being generally known; except that the foregoing information does not include Executive’s general trade knowledge developed as a result of executive’s experience before and during the terms of Executive’s employment with any Employer Entity. Executive further agrees and acknowledges that the Company shall have the right to disclose this Agreement and the contents thereof to the extent deemed appropriate by the Company for legal compliance purposes or for other business reasons.

15. Non Disparagement. Executive and the Company mutually agree that they shall not make or publish any disparaging statements (whether written, electronic or oral) regarding, or otherwise malign the business reputation of, either Executive or any Employer Entity or any Employer Entity’s directors, officers, partners, managers, members or employees.

16. Non Disclosure. Executive shall maintain in the strictest confidence and will not, directly or indirectly, intentionally or inadvertently, use, publish, or otherwise disclose to any person or entity whatsoever, any of the information described in Paragraph 14 of or belonging to any Employer Entity or to any agent, joint venture, contractor, customer, vendor, or supplier of any Employer Entity regardless of its form, without the prior written explicit consent of the appropriate Employer Entity. Executive shall take reasonable precautions to protect the inadvertent disclosure of such information. All duties and obligations set forth in this Agreement shall be in addition to those which exist under statute and at common law and shall not negate but shall be in addition to or coextensive with those obligations arising under any agreements or documents executed by Executive during his employment with Employer Entity. Should Executive be served with legal process seeking to compel disclosure of any such information, Executive shall notify the Chief Executive Officer or General Counsel of the Company immediately.

17. Non Solicitation. Executive agrees that, for a period of two years after the Effective Date and within the geographic areas of the United States of America, Europe, Mexico and Brazil, Executive shall refrain from doing any and all of the following: (a) contacting any individual who is employed by the Company or any other Employer Entity, their affiliates and subsidiaries or any of their successors (hereinafter, an “IMCO Employee”) for the purposes of directly or indirectly recruiting or placing any IMCO Employee with any other employer; (b) encouraging any third party to contact any IMCO Employee for the purpose of directly or indirectly recruiting or placing any IMCO Employee with any other employer; (c) influencing any IMCO Employee to terminate employment with any Employer Entity or any of its successors; or (d) disclosing any information about any IMCO Employee to any person, firm, corporation, partnership, association or other entity which could be used to recruit or to place any IMCO Employee with any other employer or to influence any IMCO Employee to terminate his or her employment.

18. Non Competition. In consideration for the mutual promises made herein, Executive agrees that for a period of two years after the Effective Date and within the geographic area of the United States of America, Europe, Mexico and Brazil, Executive shall not (a) solicit, contact, or communicate with any person, company, or business that was a client, customer, or prospective client or customer of the Company for the purpose of engaging in the Same or a Similar Business as the Company, as defined herein; and (b) engage in the Same or a Similar Business as the Company, including working for any company or business as an agent, consultant, partner, employee, officer or independent contractor. The Executive acknowledges and agrees that these non-competition agreements shall survive the termination of Executive’s employment pursuant to this Agreement and shall be fully enforceable by the Company or its successor or assignee subsequent to the termination of the Executive’s employment. The term “Same or a Similar Business as the Company” shall be defined as including (i) the aluminum recycling, specialty alloy production, and aluminum sheet manufacturing businesses; and (ii) the zinc recycling and zinc oxide production businesses; and (iii) any other business in which the Company engages during the term of the Consulting Engagement and with respect to which business Executive learned confidential and proprietary information while working for the Company. Executive acknowledges and agrees that the agreements set forth above are ancillary to an otherwise enforceable agreement and supported by independent, valuable consideration as required by TEX. BUS. & COM. CODE ANN. §15.50. The Executive further acknowledges and agrees that the limitations as to time, geographical area, and scope of activity to be restrained are reasonable and acceptable to the Executive and do not impose any greater restraint than is reasonably necessary to protect the goodwill and other business interests of the Company. The Executive further agrees that if, at some later date, a court of competent jurisdiction determines that these agreements do not meet the criteria set forth in TEX. BUS. & COM. CODE ANN. § 15.50(2), these agreements shall be reformed by the court, pursuant to TEX. BUS. & COM. CODE ANN. § 15.51(c), and enforced to the maximum extent permitted under Texas law.

19. Return of Information. Executive represents that on or before the Effective Date, except as expressly provided in Paragraph 4(b) above or to the extent such return is otherwise excused by the Employer Entities, he will have returned to the Employer Entities all expense reports, notes, memoranda, records, documents, employment manuals, credit cards, pass keys, computers, computer diskettes, office equipment, sales records and data, and all other information or property, no matter how produced, reproduced or maintained, within the possession or custody of Executive and used in or pertaining to the business of any Employer Entity, including, but not limited to, lists of customers, prices, marketing plans, documents relating to the legal rights and obligations of any Employer Entity, the work product of any attorney retained by any Employer Entity, and any and all other confidential materials or information obtained by him in the course of his employment with any Employer Entity.

20. Cooperation in Litigation. To the extent that the Company determines that Executive possesses information relevant to litigation, potential litigation, investigations by government agencies, potential investigations by government agencies, internal Company investigations, or otherwise, that relates to activities that occurred during the term of Executive’s employment with the Company or thereafter or about which Executive has or may have knowledge, Executive agrees to make himself available at the Company’s request to provide information and assistance, including, but not limited to, interviews, deposition testimony, pretrial preparation and trial testimony to respond to requests for information from government authorities and otherwise. The Company agrees to attempt to accommodate Executive’s other commitments in scheduling any such interviews, depositions, pretrial preparation and trial testimony, or information requests, insofar as is practicable to minimize any inconvenience to Executive. The Company shall promptly reimburse Executive for reasonable out-of-pocket expenses in connection with the performance of services pursuant to this Paragraph.

21. No Further Employment. Executive acknowledges that effective as of the Effective Date, any employment relationship between Executive and any Employer Entity shall be thereupon terminated, and that Executive has no future employment relationship with any Employer Entity after the Effective Date, other than the contractual consulting relationship created by this Agreement in Paragraph 4(b). In consideration for the mutual promises made in this Agreement, Executive hereby waives any and all employment rights with each and every Employer Entity, except as otherwise expressly provided in this Agreement.

22. No Reliance on Oral Promises. Executive warrants that no promise or inducement to enter into this Agreement has been offered or made except as set forth in this Agreement, that he is entering into this Agreement without any threat or coercion and without reliance on any statement or representation made on behalf of any Employer Entity or by any person employed by or representing any Employer Entity, except for the written provisions and promises contained in this Agreement. This Agreement supersedes and replaces all prior commitments, negotiations and agreements proposed or otherwise, whether written or oral, concerning the subject matters contained in this Agreement. However, Executive expressly agrees and acknowledges that his duty and obligations of confidentiality to the Company shall remain in full force and effect. This Agreement is an integrated document and the consideration stated herein is the sole consideration for this Agreement.

23. Agreement Enforcement. If any provision, section, subsection or other portion of this Agreement shall be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable in whole or in part, and such determination shall become final, such provision, section, subsection or other portion shall be deemed to be severed or limited, but only to the extent required to render the remaining provisions and portion of this Agreement enforceable, and shall not affect the remainder of this Agreement. This Agreement as thus amended shall be enforced as to give effect to the intention of the Parties insofar as that is possible. In addition, the Parties hereby expressly empower a court of competent jurisdiction to modify any term or provisions of this Agreement to the extent necessary to comply with existing law and to enforce this Agreement as modified.

24. No Admission of Wrongdoing. Nothing in this Agreement shall be construed as an admission of any wrongdoing by any person or any Employer Entity.

25. Applicable Law. This Agreement shall be interpreted and applied in accordance with applicable provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA) and the Older Workers Benefit Protection Act (OWBPA). To the extent that federal law does not apply, this Agreement shall be deemed to have been executed and delivered within the State of Texas and the rights and obligations of the Parties shall be construed and enforced in accordance with, and governed by, the laws of the State of Texas without regard to that state’s rules regarding conflict of laws.

26. Acknowledgements. Executive expressly acknowledges that, in connection with Executive’s decision to accept the consideration described herein and to provide a release of claims and a promise not to sue, Executive has not relied on any statement, representation, promise, or agreement of any kind made by any of the Parties or by any of the Parties’ agents, attorneys, or representatives with regard to the subject matter, basis or effect of this Agreement or otherwise, other than those specifically stated in this written Agreement. This Agreement sets forth the entire agreement between the Parties hereto and fully supersedes any and all prior agreements or understandings, written or oral, between the Parties hereto pertaining to the subject matter hereof.

27. Mandatory Arbitration. It is agreed that all questions as to rights and obligations arising out of the terms of this Agreement are subject to arbitration, the costs of which will be shared equally by the parties thereto, and such arbitration shall be governed by the provisions of the Texas General Arbitration Act (Texas Civil Practice and Remedies Code, Section 171.001, et seq.). If a dispute should arise under this Agreement, either Party within 30 days after the date on which the dispute arises may make a demand for arbitration by filing a demand in writing with the other Party.

a. The Parties to this Agreement may agree on one arbitrator, but in the event they cannot so agree, there shall be three arbitrators, one named in writing by each of the Parties within 10 days after demand for arbitration is made, and a third arbitrator to be chosen by the two arbitrators named. Should either Party fail to timely join in the appointment of the arbitrators, the arbitrators shall be appointed in accordance with the provisions of the Texas Civil Practice and Remedies Code Section 171.003.

b. All arbitration proceedings conducted under the terms of this Agreement and all judicial proceedings to enforce any of the provisions of this Agreement shall take place in Dallas, Texas. The hearing before the arbitrators of the matter to be arbitrated shall be at the time and place within Dallas, Texas selected by the arbitrators. Notice of hearing shall be given and hearing conducted in accordance with the provisions of sections 171.005, 171.006 and 171.007 of the Texas Civil Practice and Remedies Code. At the hearing, any relevant evidence may be presented by either Party, and the formal rules of evidence applicable to judicial proceedings shall not govern. Evidence may be admitted or excluded in the sole discretion of the arbitrators. The arbitrators shall hear and determine the matter and shall execute and acknowledge their award in writing and deliver a copy thereof to each of the Parties by registered or certified mail.

c. If there is only one arbitrator, his or her decision shall be binding and conclusive on the Parties. If there are three arbitrators, the decision of any two shall be binding and conclusive. A judgment confirming the award of the arbitrators may be rendered by any court having jurisdiction. No action may be taken to vacate, modify, or correct the arbitral decision or award, except for actions in accordance with the provisions of the Texas General Arbitration Act (Texas Civil Practice and Remedies Code Sections 171.013, 171.014 and 171.015).

d. If the arbitrators selected pursuant to this provision shall fail to render a decision within 21 days of the date of hearing, they shall be discharged, and three new arbitrators shall be appointed and shall proceed in the same manner and the process shall be repeated until a decision is reached by at least two of the three arbitrators selected.

28. Miscellaneous.

a. This Agreement is personal to Executive and may not be assignable by Executive without the prior written consent of the Company, but shall inure to the benefit of and be enforceable by Executive’s legal representatives, heirs or legatees. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns. This Agreement may not be amended or modified otherwise than by a written agreement executed by the Parties or their respective successors and legal representatives. The Company may withhold from any amounts payable under this Agreement any federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

b. From and after the Effective Date, except as expressly contemplated by the terms hereof, the terms of this Agreement shall supersede any other employment, severance, or change of control agreement between the Parties, between Executive and any other Employer Entity, or between Executive and Commonwealth (if any) with respect to the subject matter hereof. Prior to the Effective Date, the rights and obligations of the Parties shall continue to be governed by the terms and conditions of that certain Employment Agreement by and between Executive and IMCO and IMCO Management Partnership L.P. dated effective as of February 1, 2001 (the “Employment Agreement”), provided however, that with respect to the agreements of Executive under Paragraph 3 hereof, the terms of the Employment Agreement shall be deemed amended by the terms of this Agreement. Except as so expressly modified by the terms hereof, all other terms and provisions of the Employment Agreement shall, until the Effective Date, remain in full force and effect for all purposes.

c. Any provision of this Agreement that by its terms continues after the termination of Executive’s employment shall survive in accordance with its terms.

d. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of the Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

/s/ Richard L. Kerr Richard L. Kerr

IMCO Recycling Inc.

By:	/s/ Robert R. Holian

Name:	Robert R. Holian

Title:	Senior Vice President

ACKNOWLEDGMENT OF DECISION NOT TO REVOKE RELEASE

At least seven (7) days have passed since I signed the foregoing Agreement and General Release. I do not wish to revoke the Agreement and General Release.

EXECUTED this              day of             , 2004.

Richard L. Kerr

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

BEFORE ME, the undersigned authority, a Notary Public, on this day personally appeared Richard L. Kerr, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

SUBSCRIBED AND SWORN TO before me on             , 2004.

(SEAL)

Notary Public in and for the State of Texas

Printed Name of Notary

My Commission Expires:

EXHIBIT A

PERFORMANCE SHARE UNITS

No. of Units	Year
10,000	2004
20,000	2003
30,000	2002

STOCK OPTIONS

No. of Options	Grant Date	Exercise Price
12,000	October 12, 1994	$12.325
30,000	December 15, 1994	$13.375
45,000	December 11, 1998	$13.000
25,500	February 1, 2001	$4.390
80,000	December 15, 2002	$8.200
Total: 192,500